                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (Registration Nos. 333-89481 and 333-89481-01) of Prosperity Bancshares, Inc. and Prosperity Capital Trust I of our report dated February 25, 1999, appearing in the prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.


Padgett, Stratemann & Co., L.L.P.


/s/ Padgett, Stratemann & Co., L.L.P.


Houston, Texas
November 1, 1999